                                                                    EXHIBIT 10.1

The following constitutes a fair and accurate English translation of the ProFound Pharma A/S lease with the Science Park in Horsholm.



   /s/ Christian Hansen
----------------------------
Christian Hansen
Co-President, Pharmaceuticals


                                Lease Agreement

                              ProFound Pharma A/S

                              Re lease located at

                                 1 Agern Alle
                           Science Park in Horsholm

Between

The independent institution
The Science Park in Horsholm
(hereinafter referred to as Lessor)

and

ProFound Pharma A/S
1, Agern Alle
2970 Horsholm
(hereinafter referred to as Lessee)

the following lease agreement has been made

The lease
(S)1
The leased property is located at 1, Agern Alle and comprises gross floor space of 2,441 m2, including shared space of 383 m2. A storage room in the basement of 40 m2 is also included in the lease.

The location and arrangement of the leased property is described in greater detail in the attached plan. (Encl. 1).

Use
(S)2
The leased property shall only be used for research and development or communication of results originating therefrom and in connection with a limited amount of production. The leased property shall not be used as an actual production plant.

The use of the leased property shall furthermore comply with any rules in force at any time for the Science Park in Horsholm. The regulations in force at the time of entering the agreement are attached to this contract (Encl. 2).

Requirements of the authorities, etc.
(S)3
During the lease the Lessee guarantees that the leased property as well as the use and operation thereof shall comply with the requirements stipulated at any time by any authority, and the Lessor is relieved of any such responsibility in that respect.

Furthermore, the Lessor shall ensure that the use of the leased property at any time is in accordance with the liens and easements of the property.

Any measures relating to fire protection, renovation and interior arrangements that may be required by the housing authorities, the Danish Working Environment Authorities or other authorities as a condition for the use of the leased property as contemplated by the Lessee shall be made at the expense of the Lessee.

Responsibility of the Lessee
(S)4
The Lessee is under an obligation to indemnify, based on a neutral assessment, the Lessor for any claim made against Lessor for any damage caused to the leased property that is due to the Lessee's use of the leased property, including e.g. damage caused to the buildings and the site and water table due to pollution.

Takeover
(S)5
The Lessee shall take over the lease as from 1 May 2000. However, the Lessee shall take over a space in the basement of 483 m2 (robot room) as from 1 April 2000.

The leased property consists of a newly constructed building.

Lessee shall take possession of the property "as is," in the same condition as when the leased property was inspected by the Lessee. However, this does not include hidden defects, in which case the Lessee shall notify the Lessor not later than 14 days after the Lessee should have discovered any such defect exercising usual due care, otherwise the right to claim the defect will be lost.

In connection with the transfer of possession, an official possession transfer meeting shall be held with the participation of a representative of the Lessor as well as the Lessee. As a result of the official possession transfer meeting a report shall be made describing the condition of the leased property at the time when possession of the leased property is transferred.

Maintenance
(S)6
The maintenance of the interior of the leased property, including maintenance, repair and renovation of the flooring, furniture and equipment, locks, keys, windows, water and gas outlets and taps, sanitary installations, lighting fittings and electrical switches and any heating, freezing and fume cupboards is the responsibility of the Lessee.

A share of the indoor cleaning, operation and maintenance, etc. of the joint space of the property is the responsibility of the Lessee.

The exterior maintenance is the Lessor's responsibility.

Special installations established to be used by the Lessee for this leased property, such as venting system, gases, water processing systems, lab equipment, etc. shall be operated and maintained by the Lessee in accordance with the directions issued by the Lessor.

The Lessee is obliged to inspect the leased property at least once every year together with the Lessor and in connection with the inspection an agreement shall be made as to the extent to which any repair or renovation shall be carried out.

In case the Lessee does not meet its obligations with regard to maintenance the Lessor shall be entitled to have the maintenance tasks carried out at the expense of the Lessee, after having made a claim towards the Lessee, and given Lessee a reasonable term to remedy the deficiency.

Changes to the Building
(S)7
The Lessee shall not make any changes to the building without having obtained the Lessor's prior written consent.

Any changes to the building shall under any circumstances be made on the basis of a project as usual and shall be carried out by authorized artisans and furthermore be in accordance with the usual construction regulations and official requirements, etc.

The size and payment of the rent
(S)8
The annual rent for the year 2000 amounts to DKK 3,010,225.00, corresponding to a price per sq.m. of DKK 1,225.00 per year and DKK 500.00 per sq.m. per year for the rooms in the basement, and is calculated in accordance with the lease conditions applied by the Science Park. Value added tax is to be added to the rent.

From 1 January 2001 the annual rent for the office and laboratory space will be subject to an increase of DKK 70.00 per sq.m. plus indexation.

From 1 January 2002 the annual rent for the office and laboratory space will be subject to a further increase of DKK 50.00 per sq.m. plus indexation.

The rent is calculated on the basis of a total of 2,481 m2.

The rent shall include taxes and public duties, etc. in respect of the property as per 1 January 2000.

The rent shall be paid in advance for one month at a time in accordance with the Lessor's instructions.

Regulation of Rent
(S)9
The rent applicable at any time is fixed every year on 1 January after the assessment of the Board of the Science Park of the conditions. However, the rent is subject to a maximum increase corresponding to the development of the net price index from October to October.

If the net price index is no longer calculated, the rent regulation will be based on a similar index.

In order to illustrate the consequences of the index regulation an example is shown:

Year            Low growth                                   High growth
--------------------------------------------------------------------------------------------------------------
                Index              Annual Rent               Index              Annual Rent
--------------------------------------------------------------------------------------------------------------
2000           100      DKK         3,010,225.00             100                 3,010,225.00
--------------------------------------------------------------------------------------------------------------
2001           102      DKK         3,244,716.90             104                 3,308,338.80
--------------------------------------------------------------------------------------------------------------
2002           104      DKK         3,369,207.90             108                 3,435,270.80
--------------------------------------------------------------------------------------------------------------
2003           106      DKK         3,436,592.06             112                 3,572,681.63
--------------------------------------------------------------------------------------------------------------
2004           108      DKK         3,505,323.90             117                 3,715,588.90
--------------------------------------------------------------------------------------------------------------
2005           110      DKK         3,575,430.38             122                 3,864,212.45
--------------------------------------------------------------------------------------------------------------
2006           113      DKK         3,646,938.98             127                 4,018,780.95
--------------------------------------------------------------------------------------------------------------
2007           115      DKK         3,719,877.76             132                 4,179,532.19
--------------------------------------------------------------------------------------------------------------
2008           117      DKK         3,794,275.32             137                 4,346,713.48
--------------------------------------------------------------------------------------------------------------
2009           120      DKK         3,870,160.83             142                 4,520,582.02
--------------------------------------------------------------------------------------------------------------
2010           122      DKK         3,947,564.04             148                 4,701,405.30
--------------------------------------------------------------------------------------------------------------
2011           124      DKK         4,026,515.32             154                 4,889,461.51
--------------------------------------------------------------------------------------------------------------
2012           127      DKK         4,107,045.63             160                 5,085,039.97
--------------------------------------------------------------------------------------------------------------
2013           129      DKK         4,189.186.54             167                 5,288,441.57
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
Low                                 2% per year
growth
--------------------------------------------------------------------------------------------------------------
High                                4% per year
growth
--------------------------------------------------------------------------------------------------------------

In addition to the adjustment based on the net price index (and irrespective of the Lessor not being entitled to terminate the lease) the rent may be subject to adjustments in accordance with the lease legislation existing at any time, cf. Sections 3-5 of the Danish Act on Business Leaseholds.

Taxes and Duties
(S)10
The Lessor may demand that the annual rent be adjusted in accordance with changes in the taxes and duties levied in respect of the property of the Science Park, including any additions or changes in new taxes and duties levied of any kind.

Building taxes including service charge are shared according to the gross floor space stipulated in this Lease Agreement. The share of the lease of the building taxes and duties are calculated as the share of the gross floor space of the total gross floor space of the Science Park.

Heating, Water, Electricity, etc.
(S)11
The Lessor shall supply the leased space with heating from the district heating system of the Science Park. The expenses for the heating shall be reimbursed by the Lessee.

The Lessee shall pay for its heating consumption in accordance with a separate meter.

In addition to the direct expenses for fuel, Lessee shall be responsible for its share of all other expenses incurred in connection with the Lessor's supply to the leased property of heating and hot water, including e.g. janitorial expenses, water and electricity to run the heating system, administration, technical inspection by an engineer, expenses for repair, preparation of heating accounts and write off on the system.

In addition, the Lessee shall pay to the Lessor all expenses relative to the water supply of the lease, including consumption tax and fixed duties, in accordance with a meter.

The fiscal year for the water and heating supply is the calendar year.

The Lessor shall invoice the Lessee for the estimated share of the total expenses of the leased property for the heating and water supply, and the Lessee is obliged to pay these expenses monthly along with the rent.

As of the beginning of the lease, the estimated costs of providing water and heating amounts to DKK 11,500.00 per month (exclusive of VAT).

The Lessee shall pay for its consumption of electricity directly to the electricity supplying company according to a separate meter.

The Lessor shall not be responsible for the sufficiency or insufficiency of the capacity of inlets, drains and outlets with regard to the needs of the Lessee. Any additionally required inlet, drains and outlets are made by the Lessor at the expense of the Lessee.

Specification of expenses due in addition to the rent
(S)12
The expenses that shall be paid by the Lessee in addition to the rent and that are known at the time of entering into this agreement are specified below, see also subsections 4 and 5 of Section 4 of the Danish Rent Act.


1.     Heating Expenses
       Estimated annual fuel expenses           DKK 78,000.00
       Estimated annual expenses included in
       the heating account for operation
       and maintenance of the heating
       system                                   DKK 30,000.00
                                                ---------------------

       Total estimated annual heating
       Expenses                                 DKK 108,000.00
                                                ---------------------


2.     Expenses for water supply
       Total estimated annual expenses
       for water supply                         DKK 30,000.00
                                                -------------

The above figures are budget figures, and the real expenses may vary from the above.

Deposit
(S)13
As security for Lessee's total obligations in accordance with this agreement, including payment of rent, water and heating expenses, obligations in connection with moving etc. the Lessee shall pay upon signing this agreement DKK 752,556.25 corresponding to 3 months' rent. VAT shall be added to this amount.

The deposit shall be adjusted each year on 1 January so that it is always equivalent to 3 months rent.

Sublease and Termination of Lease
(S)14
Subject to the Lessor's prior written consent the Lessee shall be entitled to sublet the whole or part of the lease on unchanged lease conditions.

On the same condition as stated above the Lessee shall furthermore be entitled to waive its rights and obligations as set forth in this agreement.

It is a condition for the Lessor's consent to sublease or waiver that the use of the leased property is still in accordance with the objects as set forth in the rules of the Science Park.

Termination of Lease
(S)15
The Lessor cannot terminate this Lease Agreement for 10 years. The Lessee cannot terminate this Lease Agreement for 5 years.

The term of notice is 6 months to the first day of a month. Thus, the notice to terminate this Lease Agreement can be given at the earliest by the Lessor on 30 April 2010 for moving by 31 October 2010 and at the earliest by the Lessee on 30 April 2005 for moving by 31 October 2005.

Termination
(S)16
With respect to the Lessor's right to terminate this Lease Agreement reference is made to Section 93 of the Danish Rent Act, however, it is emphasized that termination as a consequence of late payment or other payment due as per this contract can only take place if the Lessee has not effected payment not later than 14 days after a written claim to that effect has been made to the Lessee.

The rent or other payment due that is not paid on the due date is, from that date subject to a default interest of 1 per cent per month.

Moving
(S)17
In connection with moving, the leased property shall be returned in the same condition as that in which it was taken over apart from deterioration due to wear and ageing and that is not comprised by Lessee's duty to maintain the leased property. In connection with moving an inspection shall be conducted by representatives of the Lessor as well as the Lessee. Based on the moving inspection a report shall be made on the state and condition of the lease at the time of moving. The reports made in connection with moving in and moving out together form the basis for any claims that may be made by the Lessor.

However, the Lessee is not under an obligation to return the leased property in a state and condition better than it was at the time of taking over the leased property.

The Lessee shall be obliged to re-establish any constructional changes if the Lessor so wishes. This applies no matter whether or not the Lessor consented to such changes.

The Lessee shall reimburse the Lessor for all expenses incurred in connection with cleaning and clearing of the leased property as well as any renovation and reestablishment so that the leased property appears in good condition, and Lessee shall pay rent during the period of time where the renovation and reestablishment takes place.

In connection with other Lessees' wishes to expand lease additional property in the Science Park, the Science Park asks Lessees that to the extent necessary they shall, after negotiation, accept moving to other leased property of the same size and standard and at the same rent. The Science Park shall contribute to the payment of necessary and reasonable moving and renovation costs, but will not cover any loss on operations as a consequence of moving.

Insurance
(S)18
The Lessor shall take out a comprehensive building insurance.

If the Lessee's use of the rented space requires any specific insurance or an increased premium the Lessee shall pay such expenses.

The Lessor shall not be obliged to insure any movable property belonging to the Lessee.

Registration in the Danish Land Register
(S)19
The Lessee shall pay all expenses relative to the registration of this contract.

Furthermore, each party shall pay his own costs associated with entering into this agreement.

The Danish Rent Act
(S)20
The rules of the Danish Rent Act shall apply to this lease provided that they have not been departed from in any of the preceding sections. It is emphasized that the Lessee is aware that the rules in this contract depart from the rules of the legislation, and thus, the agreement confers more extensive obligations on the Lessee and less extensive rights on the part of the Lessee as opposed to the Lessor than provided for in legislation.

The general lease conditions applicable at any time for the independent institution the Science Park in Horsholm shall also apply to this lease.


Special Conditions
(S)21
The Lessee has an option of renting an additional space of 335 m2 (inclusive of shares space) on the ground floor and 467 m2 (inclusive of shared space) on the first floor.

If the Lessee wishes to take advantage of this option the Lessor shall be notified not less than 6 months prior to the date on which the Lessee wants to take possession of the space. The space shall be reserved for the Lessee for not more than one year so that the Lessor shall be notified of any exercise of the option not later than 31 October 2000.

The final rent for the space shall be negotiated in connection with the possible exercise of the option and the decoration and renovation of the space.


                            ----------oOo----------



Horsholm, 5 May 2000                 Horsholm, 1 May 2000

/s/ Preben Pamsgaard                 /s/ Jan Mikkelsen
/s/ Niels Moller                     /s/ Christian Hansen

The Science Park in Horsholm        ProFound Pharma A/S